Exhibit 10

AMENDMENT NUMBER EIGHT TO CREDIT AGREEMENT

This Amendment Number Eight to Credit Agreement (“Amendment”) is entered into as of August 13, 2010, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, INC., a California corporation, formerly known as Wells Fargo Foothill, Inc., as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and TELTRONICS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A. Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of May 31, 2007 (as amended and modified, from time to time, the “Agreement”).

B. Borrower has requested that Agent and Lenders make certain amendments to the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1.  DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.  AMENDMENTS.

(a)  The principal amortization set forth in the table under Section 2.2 (Term Loan) of the Agreement is hereby amended by deleting such table in its entirety and replacing it with the following:

Date	Installment Amount
July 1, 2007 and the first day of each month thereafter through and including December 1, 2010	$97,366.67
January 1, 2011 and the first day of each month thereafter	$116,855.00

(b)  Clause (a) of Section 6.16 (Minimum EBITDA) of the Agreement is hereby amended by deleting (i) the proviso set forth in the un-numbered paragraph at the end of such clause in its entirety without replacement, and (ii) the financial covenants for May 31, 2010 through December 31, 2010 set forth therein in their entirety and replacing them with the following for such months:

Required Amount	Applicable Period
$4,218,000	For the 12 month period ending 5/31/10
$2,750,000	For the 12 month period ending 6/30/10
$1,850,000	For the 12 month period ending 7/31/10

$900,000	For the 12 month period ending 8/31/10
$200,000	For the 12 month period ending 9/30/10
$100,000	For the 12 month period ending 10/31/10
$100,000	For the 12 month period ending 11/30/10
$100,000	For the 12 month period ending 12/31/10

(c)  Clause (b) of Section 6.16 (Minimum Fixed Charge Coverage Ratio) of the Agreement is hereby amended by deleting (i) the proviso set forth in the un-numbered paragraph at the end of such clause in its entirety without replacement, and (ii) the financial covenants for May 31, 2010 through December 31, 2010 set forth therein in their entirety and replacing them with the following for such months:

Applicable Ratio	Month Ending
Not Applicable	For the 12 month period ending 5/31/10
Not Applicable	For the 12 month period ending 6/30/10
Not Applicable	For the 12 month period ending 7/31/10
Not Applicable	For the 12 month period ending 8/31/10
Not Applicable	For the 12 month period ending 9/30/10
Not Applicable	For the 12 month period ending 10/31/10
Not Applicable	For the 12 month period ending 11/30/10
Not Applicable	For the 12 month period ending 12/31/10

(d)  Clause (e) of Section 6.16 (Minimum Total Sales) of the Agreement is hereby amended by deleting (i) the proviso set forth in the un-numbered paragraph at the end of such clause in its entirety without replacement, (ii) all references therein to “quarter” and replacing them with “month”, and (iii) the financial covenants for May 31, 2010 through December 31, 2010 set forth therein in their entirety and replacing them with the following for such months:

Required Amount	Month Ending
$10,300,000	For the 5 month period ending 5/31/10
$12,000,000	For the 6 month period ending 6/30/10
$15,250,000	For the 7 month period ending 7/31/10
$17,000,000	For the 8 month period ending 8/31/10

$18,500,000	For the 9 month period ending 9/30/10
$20,000,000	For the 10 month period ending 10/31/10
$22,250,000	For the 11 month period ending 11/30/10
$24,000,000	For the 12 month period ending 12/31/10

(e)  Clause (a) of the definition of “Borrowing Base” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(a)           the lesser of:

(i)           85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

(ii)           an amount equal to Borrower’s Collections with respect to Accounts for the immediately preceding 75 day period, plus”

(f)  The definition of “EBITDA” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“EBITDA” means, with respect to any fiscal period, Borrower’s consolidated net earnings (or loss), minus extraordinary gains, any interest income, and any software development costs to the extent capitalized during such period, plus the non-recurring wage adjustment expenses disclosed in Note 6 of Borrower’s 10-Q SEC filing for the fiscal quarter ended June 30, 2010, in an aggregate amount not to exceed $1,975,000, interest expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.

(g)  Clause (i) of the definition of “Eligible Accounts” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(i)  Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed (i) (1) solely during the period commencing on June 30, 2010 and ending on September 30, 2010 (the “Modified Advance Period”), 65% of all Eligible Accounts, with respect to Accounts owed by the New York City Board of Education and its Affiliates (collectively, “NYBOE”), and (2) at any time other than the Modified Advance Period, 55% of all Eligible Accounts, with respect to Accounts owed by NYBOE, (ii) 30% of all Eligible Accounts, with respect to Accounts owed NYDOC, (iii) 30% of all Eligible Accounts, with respect to Accounts owed by FBOP, but in no event shall the aggregate amount of all Eligible Accounts owed by NYBOE, NYDOC or FBOP (x) solely during the Modified Advance Period, exceed 85% of all Eligible Accounts, and (y) at any time other than the Modified Advance Period, exceed 75% of all Eligible Accounts, (iv) 20% of all Eligible Accounts, with respect to Accounts owed by Neilsen Media Research, and (v) 10% of all Eligible Accounts in all other cases (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), in each such case to the extent of the obligations owing by such Account Debtor in excess of such percentages; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,”

3.  [RESERVED].

4.  [RESERVED].

5.  REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6.  NO DEFAULTS.  Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

7.  CONDITIONS PRECEDENT.  The effectiveness of this Amendment, including the consent set forth in Section 3 hereof, is hereby conditioned upon receipt by Agent of (i) a copy of this Amendment duly executed by each party hereto, (ii) a copy of the Third Amended and Restated Fee Letter of even date herewith duly executed by each party thereto, and (iii) a copy of the Side Letter Agreement of even date herewith duly executed by each party thereto, each in form and substance satisfactory to Agent.

8.  REAFFIRMATION.  Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in Section 5.2(d) of the Security Agreement.

9.  COSTS AND EXPENSES.  Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10.     LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11.    GENERAL RELEASE.  IN CONSIDERATION OF AGENT AND LENDERS AGREEING TO ENTER INTO THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, BORROWER HEREBY RELEASES AND DISCHARGES AGENT AND LENDERS, THEIR AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, AND ASSIGNS, FROM ANY AND ALL CLAIMS, LIABILITIES, RIGHTS AND OBLIGATIONS, OF ANY NATURE WHATSOEVER, WHETHER SOUNDING IN TORT OR CONTRACT, ARISING PRIOR TO THE DATE HEREOF RELATING TO THE OBLIGATIONS, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS RELEASE SHALL BE EFFECTIVE NOTWITHSTANDING, AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS ARISING UNDER OR WITH RESPECT TO, CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY NEW YORK LAW EQUIVALENT) WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

12.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

[remainder of page left blank intentionally; signatures to follow]

BN 6608847v5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TELTRONICS, INC., a Delaware corporation
By:	/s/ Angela L. Marvin
Name:	Angela L. Marvin
Title:	CFO

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent, Lender and Required Lender

By:	/s/ Tiffany Ormon
Name:	Tiffany Ormon
Title:	Director

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Amendment Number Eight